As filed with the United States Securities and Exchange Commission on April 27 , 2015
Registration No. 333- 203391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BBVA Compass Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas		20-8948381
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification Number)
2200 Post Oak Blvd. Houston, Texas 77056 (205) 297-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Shane Clanton Senior Executive Vice President, General Counsel and Secretary BBVA Compass Bancshares, Inc. 15 South 20th Street Birmingham, Alabama 35233 (205) 297-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher S. Schell Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4011

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the United States Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to this registration statement is being filed solely to update the undertakings included in Part II, Item 17 thereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrant. All of these expenses are estimated other than the registration fee.

Registration fee	$174,300
Rating agency fees	250,000
Legal fees and expenses	250,000
Accounting fees and expenses	100,000
Trustee’s and depositary’s fees and expenses (including counsel fees)	400,000
FINRA fee	0
Total	$1,174,300

Item 15. Indemnification of Directors and Officers

Section 17 of Article V of BBVA Compass Bancshares, Inc.’s bylaws provides that BBVA Compass Bancshares, Inc. shall indemnify any person made a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of BBVA Compass Bancshares, Inc., or is or was serving at the request of BBVA Compass Bancshares, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In Section 17 of Article V of BBVA Compass Bancshares, Inc.’s bylaws, BBVA Compass Bancshares, Inc. makes mandatory for directors and officers the indemnification provided for in Section 8.101 of the Texas Business Organizations Code, which provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the Texas Business Organizations Code if it is determined in accordance with Section 8.103 of the Texas Business Organizations Code that:

(1) the person:

(A) acted in good faith;

(B) reasonably believed:

(i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii) in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3) indemnification should be paid.

BBVA Compass Bancshares, Inc. also maintains directors’ and officers’ liability insurance.

Item 16. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17. Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the United States Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions set forth in Item 15 above, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the United States Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BBVA Compass Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 27, 2015.

  BBVA Compass Bancshares, Inc.

By: /s/ B. Shane Clanton
Name: B. Shane Clanton
Title: Senior Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities indicated on April 27, 2015.

*	Director, Chairman of the Board of Directors, President and Chief Executive Officer
Manuel Sánchez Rodriguez	(Principal Executive Officer)

*	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Kirk P. Pressley	(Principal Accounting Officer)

*	Director, Vice Chairman of the Board of Directors
William C. Helms

*	Director
Eduardo Aguirre, Jr.

*	Director
Shelaghmichael C. Brown

*	Director
José María García Meyer-Döhner

*	Director
Fernando Gutiérrez Junquera

*	Director
Charles E. McMahen

*	Director
Glen E. Roney

*	Director
Raúl Santoro de Mattos Almeida

*	Director
J. Terry Strange

*	Director
Guillermo F. Treviño

*	Director
Lee Quincy Vardaman

*	Director
Mario Max Yzaguirre

By:  /s/ B. Shane Clanton
Name: B. Shane Clanton
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement for Debt Securities*
1.2	Form of Distribution Agreement for Preferred Stock and Depositary Shares**
3.1
Amended and Restated Certificate of Formation, certified as of April 13, 2015 by the Secretary of State of the State of Texas (incorporated herein by reference to Exhibit 3.1 of BBVA Compass Bancshares, Inc.’s Form 8-K filed with the United States Securities and Exchange Commission on April 13, 2015, File No. 000-55106)

3.2
Bylaws of BBVA Compass Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of BBVA Compass Bancshares, Inc.’s Registration Statement on Form 10 filed with the United States Securities and Exchange Commission on November 22, 2013, File No. 000-55106)

4.1	Form of Senior Debt Indenture between BBVA Compass Bancshares, Inc. and U.S. Bank National Association, as trustee*
4.2	Form of Subordinated Debt Indenture between BBVA Compass Bancshares, Inc. and U.S. Bank National Association, as trustee*
4.3	Form of Fixed Rate Senior Note*
4.4	Form of Floating Rate Senior Note*
4.5	Form of Fixed Rate Subordinated Note*
4.6	Form of Floating Rate Subordinated Note*
4.7	Form of Certificate of Preferred Stock**
4.8	Form of Deposit Agreement (including Form of Depositary Receipt)**
5.1	Opinion of Assistant General Counsel of BBVA Compass Bancshares, Inc.*
5.2	Opinion of Davis Polk & Wardwell LLP*
12.1	Calculation of Consolidated Ratios of Earnings to Fixed Charges*
23.1	Consent of Assistant General Counsel of BBVA Compass Bancshares, Inc. (included in Exhibit 5.1)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
23.3	Tax Consent of Davis Polk & Wardwell LLP*
23.4	Consent of Deloitte & Touche LLP*
24.1	Powers of Attorney of Certain Directors of BBVA Compass Bancshares, Inc. (included in this Registration Statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Senior Debt Indenture dated April 3, 2015*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Subordinated Debt Indenture dated April 3, 2015*

*	Previously filed.

**	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.